MPS GROUP ANNOUNCES FIRST QUARTER RESULTS
                        IN LINE WITH MANAGEMENT GUIDANCE


JACKSONVILLE, FL (April 23, 2003) -- MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing and business solutions, today announced financial results for the first quarter ended March 31, 2003. The Company reported revenue of $272 million and diluted net income per common share of $0.03 for the quarter ended March 31, 2003, compared with revenue of $296 million and diluted net income per common share before cumulative effect of accounting change of $0.02 for the quarter ended March 31, 2002. The results for the quarter were within the range of guidance previously provided by Company management.


                              First Quarter Summary

     o Revenue of $272 million

     o EBITDA of $10 million and operating income of $5 million

     o Diluted net income per common share of $0.03

     o Cash flow from operations of $16 million

     o Cash balance of $76 million as of March 31, 2003

     o Repurchased 783,000 shares of MPS common stock during quarter

     o Professional services division records sequential increase in revenue versus the fourth quarter of 2002

     o IT solutions unit Idea Integration achieves third consecutive quarter of EBITDA profitability despite difficult demand environment

     o IT services unit Modis maintains continued profitability and increases gross margin percentage by 130 basis points versus the first quarter of 2002


                            Business Unit Performance

During the first quarter, the Company continued to experience soft demand for its services due to the poor economy and its effect on employment and technology spending. Despite this, many of the Company's business units made progress. A number of the Company's professional services units experienced a sequential increase in revenue versus the fourth quarter of 2002, including the engineering unit Entegee, United Kingdom accounting unit Badenoch & Clark, healthcare staffing unit Soliant Health, and legal services unit Special Counsel. Special Counsel in particular recorded strong performance, with 22% revenue growth year-over-year versus the first quarter of 2002 and 6% sequential revenue growth versus the fourth quarter of 2002.

Modis, the Company's IT services unit, achieved an increase in gross margin percentage of 130 basis points versus the first quarter of 2002, maintained its consistent profitability, and continued to win preferred provider bids by its clients. Idea Integration, the Company's IT solutions unit, achieved its third consecutive quarter of EBITDA profitability, representing standout performance in a particularly challenging industry segment. Beeline, the Company's human capital solutions unit, continued to achieve success in completing large, enterprise-wide implementations for its clients and introduced a new solution - Beeline for Performance Management.


                        Financial Position and Cash Flow

The Company generated $16 million of cash flow from operations during the first quarter and increased its cash position to $76 million as of March 31, 2003. The Company's cash position has increased by $9 million since December 31, 2002, and the Company continues to have no debt outstanding under its $200 million credit facility. The Company repurchased 783,000 shares of MPS common stock for $3.7 million during the quarter and has over $59 million of its previously announced $65 million buyback authorization remaining. Additionally, the Company spent $1.3 million on capital expenditures and $1.0 million, net of cash acquired, on the acquisition of a legal services company.


                               Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, "We believe we continue to take market share from competitors through sound execution. While our clients' spending levels are well below what we have experienced in years past, they seem to have leveled off, and we feel confident that client spending will increase as the economy improves. We are well positioned to take advantage when this happens."

"The trends we experienced during the quarter and into early April appear to indicate that demand for our services is stabilizing," stated Robert Crouch, MPS Chief Financial Officer. "Therefore, we expect our revenue and diluted net income per common share for the second quarter to be in the range of $270 million to $280 million and $0.04 to $0.06, respectively. This compares with revenue and diluted net income per common share of $289 million and $0.04, respectively, for the quarter ended June 30, 2002."


                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 9:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5558.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. on April 30. To access the telephonic replay, please dial (719) 457-0820 and enter 407145 when prompted for the reservation code. The link for the online replay may also be found on the Company's website.


                                 About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.


                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or "become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2002 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                                MPS Group, Inc.
                         Unaudited Operating Highlights
                    (in thousands, except per share amounts)

                                                                       Three Months Ended March 31,
                                                                      -------------------------------
                                                                           2003              2002
Operating Highlights:                                                 -------------------------------
Revenue:
   IT Services                                                         $   126,620       $   150,747
   Professional Services                                                   126,977           122,908
   IT Solutions                                                             18,202            22,798
                                                                      -------------     -------------
Total revenue                                                              271,799           296,453

Gross profit:
   IT Services                                                              27,593            30,935
   Professional Services                                                    36,420            37,973
   IT Solutions                                                              6,220             7,350
                                                                      -------------     -------------
Total gross profit                                                          70,233            76,258
                                                                      -------------     -------------

General and administrative expenses                                         60,602            66,547
Depreciation and intangibles amortization                                    4,620             4,998
                                                                      -------------     -------------
Total operating expenses                                                    65,222            71,545
                                                                      -------------     -------------
Income from operations                                                       5,011             4,713
Other expense, net                                                              (6)           (1,574)
                                                                      -------------     -------------
Income before provision for income taxes                                     5,005             3,139
Tax provision                                                                2,052             1,193
                                                                      -------------     -------------
Income before cumulative effect of accounting change                         2,953             1,946
Cumulative effect of accounting change, net of income tax benefit                -          (553,712)
                                                                      -------------     -------------
Net income (loss)                                                      $     2,953        $ (551,766)
                                                                      =============     =============

Diluted net income per common share before cumulative effect
  of accounting change                                                 $      0.03        $     0.02
Cumulative effect of accounting change, net of tax benefit                       -             (5.49)
                                                                      -------------     -------------
Diluted net income (loss) per common share                             $      0.03        $    (5.47)
                                                                      =============     =============
Diluted common shares outstanding                                          102,677           100,799
                                                                      =============     =============


                                                                                   As of
                                                                      -------------------------------
                                                                         March 31,       December 31,
                                                                           2003              2002
Balance Sheet Highlights:                                             -------------------------------

Cash and cash equivalents                                              $    76,421        $   66,934
Working capital                                                            172,959           171,931
Total assets                                                               899,938           897,983
Long-term debt                                                                   -                 -
Stockholders' equity                                                       780,058           781,559

                                MPS Group, Inc.
              Reconciliation of Non-GAAP Financial Measures to Most
                       Comparable GAAP Financial Measures

                                                                       Three Months Ended March 31,
                                                                      -------------------------------
                                                                           2003              2002
                                                                      -------------------------------
MPS Group, Inc.
   EBITDA                                                              $     9,631       $     9,711
   Depreciation and intangibles amortization                                (4,620)           (4,998)
                                                                      -------------     -------------
   Income from operations                                              $     5,011       $     4,713
                                                                      =============     =============

                                                                                   Three Months Ended
                                                                      -------------------------------------------------
                                                                         March 31,       December 31,     September 30,
                                                                           2003              2002              2002
                                                                      --------------------------------------------------
Idea Integration
   EBITDA                                                              $     1,227       $     1,316       $     1,486
   Depreciation and intangibles amortization                                  (811)           (1,036))          (1,115)
                                                                      -------------     --------------     -------------
   Income from operations before charge                                        416               280               371
   Fourth quarter 2002 charge for exit costs                                     -            (7,861)                -
                                                                      -------------     --------------     -------------
   Income from operations                                              $       416       $    (7,581)      $       371
                                                                      =============     ==============     =============

     The term 'Cash flow from operations' is a GAAP financial measure titled 'Net cash provided by operating activities on our Consolidated Statement of Cash Flows.